Exhibit 21

                            PLAYBOY ENTERPRISES, INC.

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The following are wholly-owned or partially-owned subsidiaries of the corporations preceding them that are less indented. Unless otherwise indicated, each corporation is a 100%-owned subsidiary of PLAYBOY ENTERPRISES, INC., or the last preceding less-indented corporation, as the case may be:

PLAYBOY ENTERPRISES, INC. (Delaware 4-30-98)
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   PEI HOLDINGS, INC. (Delaware 11-24-98)
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      SPICE ENTERTAINMENT, INC. (Delaware 5-13-92)
           CPV PRODUCTIONS, INC. (Delaware 3-5-94)
           CYBERSPICE, INC. (Delaware 4-19-94)
           MH PICTURES, INC. (California 2-11-93)
           PLANET SPICE, INC. (Delaware 12-22-00)
           SEI 4 ApS (Denmark 10-1-98)
           SPICE DIRECT, INC. (Delaware 10-26-92)
           SPICE INTERNATIONAL, INC. (Delaware 7-31-92)
           SPICE NETWORKS, INC. (New York 8-21-87)
           SPICE PRODUCTIONS, INC. (Nevada 9-21-94)

      PLAYBOY ENTERPRISES INTERNATIONAL, INC. (Delaware 5-27-64)
           ALTA LOMA ENTERTAINMENT, INC. (Delaware 8-30-01)
           ITASCA HOLDINGS, INC. (Illinois 7-30-87)
           LAKE SHORE PRESS, INC. (Delaware 11-26-69)

                Branches
                ---------
                Hong Kong

           LIFESTYLE BRANDS, LTD. (Delaware 9-14-70)
           PLANET PLAYBOY, INC. (Delaware 9-29-99) Name changed from Playboy
                                 International, Inc. and filed with Delaware on 1/10/00

                Branches
                ---------
                Finland
                Hong Kong
                Japan
                Norway

                PLANET PLAYBOY BRAZIL LICENCIAMENTO DE NOMES DE
                  DOMINIO LTDA. (Planet Playboy Brazil Domain Names Licensing Limited - Rio de Janeiro, Brazil September 14, 2002)

           PLAYBOY CLUBS INTERNATIONAL, INC. (Delaware 1-15-60)
                PLAYBOY CLUB OF HOLLYWOOD, INC. (Delaware 10-30-61) PLAYBOY CLUB OF NEW YORK, INC. (New York 10-14-60) PLAYBOY OF LYONS, INC. (Wisconsin 7-23-65)
                PLAYBOY OF SUSSEX, INC. (Delaware 7-22-68)
                PLAYBOY PREFERRED, INC. (Illinois 8-11-66)

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           PLAYBOY.COM, INC. (Delaware 11-25-98) Name changed from Playboy
                                                   Online, Inc. on 12/14/99
                PLAYBOY.COM INTERNET GAMING, INC. (Delaware 12-19-00)
                      PLAYBOY.COM RACING, INC. (Delaware 2-27-01)
                      PLAYBOY.COM INTERNET GAMING (GIBRALTAR) LIMITED
                                                        (Gibraltar 2/12/01)
                SPICETV.COM, INC.(Delaware - 3/8/00 Name changed from
                                   Cyberspice.com, Inc. on 3/2/01)

           PLAYBOY ENTERTAINMENT GROUP, INC. (Delaware 11-30-89)
                ADULTVISION COMMUNICATIONS, INC. (Delaware 5-12-95)
                ALTA LOMA DISTRIBUTION, INC. (Delaware 7-7-69)
                AL ENTERTAINMENT,  INC.  (California  4-3-98) formerly known as
                                                   Alta Loma Entertainment,
                                                   Inc. - name change: 9/26/01)
                ANDRITA STUDIOS, INC. (California 3-19-03)
                CJI HOLDINGS, INC. (Delaware 1-27-06)
                      CLUB JENNA, INC.  (converted to Delaware 05-02-07;
                                       originally  incorporated in
                                       Colorado 12-1-99)
                      DOLCE AMORE, INC. (converted to Delaware 05-02-07;
                                       originally  incorporated in
                                       Colorado 11-17-99)
                      Y-TEL  WIRELESS, LLC(3) (originally  incorporated in
        `                                     Colorado  10-8-03; converted
                                              to Delaware 05-02-07)
                ICS ENTERTAINMENT, INC. (Delaware 12-22-65) Name changed from
                                              After Dark Video, Inc. on 7-27-05
                IMPULSE PRODUCTIONS, INC. (Delaware 1-9-84)
                INDIGO ENTERTAINMENT, INC. (Illinois 11-5-76)
                MYSTIQUE FILMS, INC. (California 6-16-95)
                PLAYBOY TV INTERNATIONAL, LLC (PTVI)(1) (Delaware 6-15-99)
                      CANDLELIGHT MANAGEMENT LLC (Delaware 11-30-00)
                          1945/1947 CEDAR RIVER C.V. (Netherlands Limited Partnership)(2)
                      CHELSEA COURT HOLDINGS, LLC (Delaware 11-30-00)
                      CLARIDGE ORGANIZATION LLC (Delaware 11-30-00)
                          STICHTING 1945/1947 LA LAGUNA (Netherlands Trust)
                      PLAYBOY TV INTERNATIONAL B.V. (Netherlands)
                      PLAYBOY TV UK LIMITED (UK)
                          PLAYBOY TV/UK BENELUX LTD. (United Kingdom)
                      STV INTERNATIONAL B.V. (Netherlands)
                PRECIOUS FILMS, INC. (California 9-28-94)
                SEI INC. ApS (Denmark 10-1-98)
                WOMEN PRODUCTIONS, INC. (California 11-1-95)

           PLAYBOY GAMING INTERNATIONAL, LTD. (Delaware 8-26-70)
                PLAYBOY CRUISE GAMING, INC. (Delaware 6-24-98)
                PLAYBOY GAMING UK, LTD. (Delaware 6-1-00)

           PLAYBOY GAMING NEVADA, INC. (Nevada 8-12-98)
           PLAYBOY JAPAN, INC. (Delaware 3-4-99)

                Branches
                --------
                Japan

           PLAYBOY MACAO LLC (Delaware 06-13-07 and Illinois 06-15-07)

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           PLAYBOY MODELS, INC. (Illinois 8-8-56)
           PLAYBOY PRODUCTS & SERVICES INTERNATIONAL, B.V. (Netherlands 4-14-77) PLAYBOY PROPERTIES, INC. (Delaware 11-29-63)
           PLAYBOY SHOWS, INC. (Delaware 10-7-68)
           SPECIAL EDITIONS, LTD. (Delaware 5-1-79)
           SPICE HOT ENTERTAINMENT, INC. (Delaware 6-29-01)
           SPICE PLATINUM ENTERTAINMENT, INC. (Delaware 6-29-01)
           STEELTON, INC (Delaware 2-6-68)
           TELECOM INTERNATIONAL, INC. (Florida 3-8-94)

* THE HUGH M. HEFNER FOUNDATION (an Illinois not-for-profit corporation 2-13-64)

(1) PTVI is 95% owned by Playboy Entertainment Group, Inc. and 5% owned by Adultvision Communications, Inc.

(2) 1945/1947 Cedar River is 99.998 % owned by Chelsea Court Holdings LLC, 0.001% owned by Candlelight Management LLC and 0.001% owned by Stichting 1945/1947 La Laguna.

(3) Y-Tel Wireless, LLC is 61.95% owned by Club Jenna, Inc. and 38.05% owned by CJI Holdings, Inc.

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